UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2008

O2DIESEL CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number:  001-32228

Delaware	91-2023525
(State of incorporation)	(I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301
Newark, DE	19713
(Address of principal executive offices)	(Zip Code)

(302) 266-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement

The disclosure required to be provided herein is incorporated by reference to Item 3.02 below.

SECTION 3 — SECURITIES AND TRADING MARKET

Item 3.02  Unregistered Sales of Equity Securities

On April 6, 2008, O2Diesel Corporation (the “Company”) entered into a binding Letter of Intent (the “Agreement”) to acquire all the outstanding shares of YellTec GmbH (“YellTec”), a German company which specializes in biofuels distribution. YellTec is focused on small to medium size truck fleets and operates an exclusively German based network of its own strategically located fueling points with sales estimated to be approximately € 34 million or $50 million at current exchange rates for the year ended December 31, 2007.

The Company is acquiring all the outstanding shares of YellTec for € 3 million or $4.7 million at current exchange rates subject to a purchase price adjustment as described in the Agreement and is issuing 5.3 million shares of the Company’s common stock.  The Company expects the transaction to close during the second quarter.

The common stock will be issued to the accredited investor in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated under the Securities Act.

A copy of the Agreement will be filed as an exhibit to the Company’s Form 10-Q on or about August 15, 2008.  A copy of the Company’s April 9, 2008 Press Release announcing the transaction is filed hereto as Exhibit 99.1 to this report and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Text of Press Release, issued by O2Diesel Corporation on April 9, 2008. Filed herewith.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer

Date:       April 9, 2008